SECOND EXECUTIVE SUPPLEMENTAL
                       RETIREMENT INCOME MASTER AGREEMENT

                           First Federal Savings Bank

                               Evansville, Indiana


                                  April 1, 2002





                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 102
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7414
                                 (901) 684-7400

                          SECOND EXECUTIVE SUPPLEMENTAL
                       RETIREMENT INCOME MASTER AGREEMENT


     This Second Executive Supplemental Retirement Income Master Agreement (the "Agreement"), effective as of the 1st day of April, 2002, by and between FIRST FEDERAL SAVINGS BANK (the "Bank"), a federally chartered mutual savings bank, and certain key employees, hereinafter referred to as "Executives," who shall be approved by the Bank to participate and who shall execute a Second Executive Supplemental Retirement Income Joinder Agreement ("Joinder Agreement") in a form provided by the Bank.

                              W I T N E S S E T H :

     WHEREAS, the Executives are employed by the Bank; and

     WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued employment; and

     WHEREAS, the Executives wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wish to provide their beneficiaries with benefits from and after death; and

     WHEREAS, the Bank and the Executives wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executives after retirement or other termination of employment and/or death benefits to their beneficiaries after death; and

     WHEREAS, the Bank and the Executives intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Executives, members of a select group of management or highly compensated employees of the Bank, for purposes of the Employee Retirement Income Security Act of 1974, as amended; and


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     WHEREAS, the Bank has adopted this Second Executive Supplemental Retirement
Income Master Agreement which controls all issues relating to Supplemental Retirement Income Benefits as described herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I

                                   DEFINITIONS
                                   -----------

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

     1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Bank's Board of Directors may require in the exercise of its sole discretion.

     1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.3  "Bank" means First Federal Savings Bank and any successor thereto.

     1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Executive's Joinder Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.


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     1.5  "Benefit  Age" shall be the  birthday on which the  Executive  becomes eligible to receive benefits under the Plan. Such birthday shall be designated in the Executive's Joinder Agreement.

     1.6 "Benefit Eligibility Date" shall be the date on which an Executive is entitled to receive his Supplemental Retirement Income Benefit. It shall be the 1st day of the month coincident with or next following the month in which the Executive attains the Benefit Age designated in his Joinder Agreement.

     1.7 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

     1.8  A "Change in Control" of the Bank shall mean:

          (A) A reoganization, merger, merger conversion, consolidation, or sale of all or substantially all of the assets of the Bank to another entity which is not controlled by the Bank, or a similar transaction occurs in which the Bank is not the resulting entity; or

          (B) That individuals who constitute the Board of Directors on the effective date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board shall not be considered a replacement Director for purposes of a change in control; or

          (C) The acquisition of ownership or power to vote more than 25% of the votes eligible to be cast at a meeting of the members or stockholders, as applicable, of the Bank; or


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


          (D) If the Bank is organized in stock form, the acquisition by any person or entity of "conclusive control" of the Bank within the meaning of 12 C.F.R. ss. 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. ss. 574.4(b) that has not been rebutted in accordance with 12 C.F.R. ss. 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust association or other organization.

     1.9 "Children" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

     1.10 "Disability Benefit" means the benefit annuity payable to the Executive following a determination, in accordance with Subsection 3.6, that he is no longer able, properly and satisfactorily, to perform his duties as Executive.

     1.11 "Effective Date" of this Agreement shall be April 1, 2002.

     1.12 "Estate" means the estate of the Executive.

     1.13 "Interest  Factor"  means  monthly  compounding  or  discounting,   as
          applicable, at seven percent (7%) per annum.

     1.14 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month coincident with or next following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Executive's Joinder Agreement.


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     1.15 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

     1.16 "Supplemental Retirement Income Benefit" means an annual amount payable to the Executive in monthly installments throughout the Payout Period, equal to the amount shown in the Executive's Joinder Agreement, and subject to Subsection 3.1.

     1.17 "Survivor's Benefit" means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount shown in the Executive's Joinder Agreement, and subject to Subsection 3.2.

     1.18 "Vested" means the non-forfeitable portion of the Accrued Benefit to which the Executive is entitled in the event of termination for any reason other than for Cause. The Executive shall be Vested in One Hundred (100%) Percent of his Accrued Benefit beginning upon the later of: (i) the Effective date of this Agreement, or (ii) the execution date of the Executive's Joinder Agreement.

     1.19 "Year of Service" shall be earned upon completing twelve (12) months of continuous service (including authorized leaves of absence), at any time after the later of (i) the Effective Date of this Agreement or
          (ii) the execution date of the Executive's Joinder Agreement.

                                   SECTION II

                          ESTABLISHMENT OF RABBI TRUST
                          ----------------------------

          The Bank intends to establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the trust assets are paid to the Executive and his Beneficiary(ies) in such manner and at such times as specified in this Agreement. It is the intention of the Bank to make contributions to the rabbi trust to provide the


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     Bank with a source of funds to assist  it in  meeting  liabilities  of this
     Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established prior this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.

                                   SECTION III

                                    BENEFITS
                                    --------

     3.1  Retirement Benefit. If the Executive is in service with the Bank until
          ------------------
          reaching his Benefit Age, the Executive shall be entitled to the Supplemental Retirement Income Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the payments for the remainder of the Payout Period.

     3.2  Death Prior to Benefit Age. If the  Executive  dies prior to attaining
          --------------------------
          his Benefit Age but while employed at the Bank, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. The Survivor's Benefit shall commence on the first day of the month following the Executive's death and shall be payable in monthly installments throughout the Payout Period.

     3.3  Termination  Other Than for Cause.  If the  Executive  voluntarily  or
          ---------------------------------
          involuntarily terminates employment at the Bank before reaching his Benefit Age, for any reason other than for Cause, the Executive's death, disability, or following a Change in Control, the Executive (or his Beneficiary) shall be entitled to the annuitized value (using the Interest Factor) of (i) his


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     Vested  Accrued  Benefit  calculated as of the date of his  termination  of service, plus (ii) interest accrued (using the Interest Factor) on such Vested Accrued Benefit from the date of termination until his Benefit Age. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after commencement of payments hereunder, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

     If the Executive dies after his termination of service occurring prior to his Benefit Eligibility Date, and prior to the commencement of benefits hereunder, the Executive's Beneficiary shall be entitled to the annuitized value (using the Interest Factor) of (i) his Vested Accrued Benefit calculated as of the date of his termination of service, plus (ii) interest accrued (using the Interest Factor) on such Vested Accrued Benefit from the date of termination until his death. Such benefit shall be paid to the Executive's Beneficiary commencing within thirty days of the Executive's death in monthly installments throughout the Payout Period.

     3.4  Termination of Service Related to a Change in Control.  If a Change in
          -----------------------------------------------------
          Control occurs at the Bank, and thereafter the Executive's employment is terminated (either voluntarily or involuntarily), the Executive shall be entitled to the benefit set forth in the Executive's Joinder Agreement. Such benefit shall be payable at the Executive's Benefit Age in monthly installments throughout the Payout Period. In the event that the Executive dies at any time after termination of employment but prior to attaining his Benefit Age, the Executive's Beneficiary shall be entitled to the Survivor's Benefit as specified in Section
          3.2. In the event that the Executive dies at any time after termination of employment, after commencement but before completion of all such payments due and owing hereunder, the Bank, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.


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     3.5  Termination for Cause.  If the Executive is terminated for Cause,  all
          ---------------------
          benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

     3.6  Disability  Benefit.  Notwithstanding  any other provision  hereof, if
          -------------------
          requested by the Executive and approved by the Board, the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. If the Executive's service is terminated pursuant to this paragraph and Board approval is obtained, the Executive may elect to begin receiving the Disability Benefit in lieu of his Supplemental Retirement Income Benefit, which is not available prior to the Executive's Benefit Eligibility Date. The benefit shall not begin more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of the Executive's Vested Accrued Benefit measured as of the date of such determination. The Vested Accrued Benefit shall be annuitized using the Interest Factor and shall be payable over the Payout Period. In the event the Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive the full Survivor's Benefit for the Payout Period, reduced by the number of months disability payments were made to the Executive.

          If the total dollar amount of disability payments received by the Executive under the provisions of this Subsection is less than the total dollar amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit during the Executive's life, the Bank shall pay the Executive's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive's death.

     3.7  Breach.  In the event of any breach by the Executive of the agreements
          ------
          and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of


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     any payments to the Executive under this Agreement be suspended,  and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

     3.8 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars. This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive and shall be payable within thirty (30) days of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit under this Plan (i) if the Executive is terminated for Cause prior to death or (ii) the Executive's Beneficiary receives a supplemental $10,000 death benefit under any other non-qualified deferred compensation plan sponsored by the Bank.

     3.9  Service.  Payment of the Supplemental  Retirement Income Benefit shall
          -------
          be paid if the Executive meets the requirements of Subsections 3.1 and
          3.7. However, payment of the annuity to the Executive during the first five (5) years immediately following Executive's attainment of his Benefit Eligibility Date is further conditioned upon the Executive rendering such reasonable business consulting, advisory and public relations services as the Bank's Board of Directors may call upon the Executive to provide. Such service shall be for the number of Service Days, designated in the Executive's Joinder Agreement, for each year during the five (5) year period immediately following the Executive's attainment of his Benefit Eligibility Date. However, if the Executive continues to work after attaining his Benefit Eligibility Date, the number of Service Days shall be reduced on a pro-rata basis. For example, if the Executive continues to work for five (5) full years following attainment of his Benefit Eligibility Date, this Subsection shall be deemed to be fulfilled. If the Executive


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     continues to work for six (6) months  following  attainment  of his Benefit
     Eligibility Date, one-half (1/2) of the Service Days required during the first year following the Executive's Benefit Eligibility Date shall be deemed to be fulfilled. The Bank shall provide the Executive with advance notice, sufficient to Executive, of its desire to have such service
     provided.  In  rendering  these  services,   the  Executive  shall  not  be
     considered an employee of the Bank but shall act in the capacity of an independent contractor. The Executive shall not be required to perform these services during reasonable vacation periods or any periods of illness or disability. Furthermore, the Executive shall be reimbursed for all expenses incurred in performing such services.

                                   SECTION IV

                             BENEFICIARY DESIGNATION
                             -----------------------

          The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                    SECTION V

                           EXECUTIVE'S RIGHT TO ASSETS
                           ---------------------------

          The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the

     Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION VI

                            RESTRICTIONS UPON FUNDING
                            -------------------------

          The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VII

                     ALIENABILITY AND ASSIGNMENT PROHIBITION
                     ---------------------------------------

          Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                  SECTION VIII

                                 ACT PROVISIONS
                                 --------------

     8.1  Named Fiduciary and Administrator.  The Bank, as Administrator,  shall
          ---------------------------------
          be the Named Fiduciary of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     8.2  Claims  Procedure and  Arbitration.  In the event that benefits  under
          ----------------------------------
          this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

     If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                                   SECTION IX

                                  MISCELLANEOUS
                                  -------------

     9.1  No Effect on Employment  Rights.  Nothing contained herein will confer
          -------------------------------
          upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this Agreement:

          (1) The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for

     Cause shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in Section 3.5, the Executive shall forfeit his right to all benefits provided for in the Agreement in the event he is terminated for Cause. He shall have no right to receive additional compensation or other benefits for any period after termination for Cause.

          (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (3) If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order.

          (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

          (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the
               Bank:

               (i) by the Executive or his designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

               (ii) by the Executive or his designee,  at the time the Executive or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Executive to be in an unsafe or unsound condition.

               Any rights of the parties that have already vested, (i.e., the Executive's Vested Accrued Benefit), however, shall not be affected by such action.

     9.2  State Law. The Agreement is established  under,  and will be construed
          ---------
          according to, the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

     9.3  Severability.  In  the  event  that  any  of the  provisions  of  this
          ------------
          Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

     9.4  Incapacity  of  Recipient.  In the event  the  Executive  is  declared
          -------------------------
          incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, in its sole discretion, determines that the Executive is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Executive.

     9.5  Unclaimed  Benefit.  The Executive shall keep the Bank informed of his
          ------------------
          current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three
          (3) years after the date on which any payment of the Supplemental Retirement Income Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Executive, whichever comes first, the Bank is unable to locate any Beneficiary of the Executive, the Bank may fully discharge its obligation by payment to the Estate.

     9.6  Limitations  on  Liability.   Notwithstanding  any  of  the  preceding
          --------------------------
          provisions of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

     9.7  Gender.  Whenever in this Agreement words are used in the masculine or
          ------
          neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     9.8  Effect on Other Corporate  Benefit  Agreements.  Nothing  contained in
          ----------------------------------------------
          this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

     9.9  Suicide.  Notwithstanding  anything to the contrary in this Agreement,
          -------
          the benefits otherwise provided herein shall not be payable if the Executive's death results from suicide, whether sane or insane, within twenty-four (24) months after the execution of this Agreement. If the Executive dies during this twenty-four (24) month period due to suicide, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

     9.10 Inurement. This Agreement shall be binding upon and shall inure to the
          ---------
          benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

     9.11 Tax Withholding. The Bank may withhold from any benefits payable under
          ---------------
          this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

     9.12 Headings. Headings and sub-headings in this Agreement are inserted for
          --------
          reference and convenience only and shall not be deemed a part of this Agreement.

                                    SECTION X

                              AMENDMENT/REVOCATION
                              --------------------

          This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION XI

                                    EXECUTION
                                    ---------

     11.1 This Agreement, together with the Joinder Agreements and the Rabbi Trust, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

     11.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed
          on this    3rd     day of      June     , 2002   .
                 ------------      ---------------  ---


WITNESS                                        FIRST FEDERAL SAVINGS BANK:

                                               By:    /s/ Harold Duncan
/s/ Michael H. Head                               ------------------------------
-----------------------------
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer
                                                     ---------------------------

                    SECOND EXECUTIVE SUPPLEMENTAL RETIREMENT
                            INCOME JOINDER AGREEMENT


     I, MICHAEL H. HEAD, and FIRST FEDERAL SAVINGS BANK (the "Bank") hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Second Executive Supplemental Retirement Income Master Agreement ("Agreement"), established on April 1, 2002, as said Agreement may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

     I understand that I must execute this Second Executive Supplemental Retirement Income Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution, on or before April 1, 2002, in order to participate in the Agreement from its Effective Date. Otherwise, I may execute this Joinder Agreement and give notice of such execution to the Administrator at least thirty (30) days prior to any January 1.

     I hereby elect a "Benefit Age" of 65 years, 0 months and a "Payout Period" of 180 months.

     My "Supplemental Retirement Income Benefit" shall be One Hundred and Six Thousand Nine Hundred Dollars ($106,900), subject to Subsection 3.1 and all relevant Subsections of the Agreement.

     My "Survivor's Benefit" shall be One Hundred and Six Thousand Nine Hundred Dollars ($106,900), subject to Subsection 3.2 and all relevant Subsections of the Agreement.

     In general, I understand that my receipt (or my Beneficiary's receipt) of the Supplemental Retirement Income Benefit (or Survivor's Benefit) is contingent upon my compliance with Subsections 3.1 and 3.7 (or 3.2 and 3.7) of the Agreement. Receipt of the Supplemental Retirement Income Benefit annuity, during each of the first five (5) years following attainment of my Benefit Age, is further conditioned upon completion of 0 "Service Days" in accordance with Subsection 3.9.

     In general and except as provided below, I understand that if I voluntarily or involuntarily terminate employment at the Bank pursuant to Subsection 3.3 of the Agreement and prior to reaching my Benefit Age, for any reason other than for Cause, death, disability or following a Change in Control, my retirement benefit shall be computed in accordance with Subsection 3.3 of the Agreement, and in general such benefit shall be based on (i) the annuitized value of my Vested Accrued Benefit on such date, plus (ii) interest accrued on such Vested Accrued Benefit from the date of termination until my Benefit Age. If I terminate employment after a Change in Control, I understand that I shall be entitled to receive an additional retirement benefit in an amount equal to three
(3) years of accruals plus interest accrued on such amount until my Benefit Age. Such benefit, which is in addition to my Supplemental Retirement Income Benefit, shall be payable at my Benefit Age.


     I hereby designate the following individuals as my "Beneficiary" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time, and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Agreement shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Agreement. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY:   Susan B. Head - Spouse
                    ------------------------------------------------------------

SECONDARY BENEFICIARY: Christopher M. Head / Laura E. Head
                      ----------------------------------------------------------

     I further understand that I am entitled to review or obtain a copy of the Agreement, at any time, and may do so by contacting either the Bank or the Administrator.

     This Joinder Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.


           Dated this  3rd  day of      June     , 2002.
                      -----        --------------  ---

/s/ Michael H. Head
-------------------------------
(Executive)

/s/ Harold Duncan
-------------------------------
(Bank's duly authorized Officer)